FOR IMMEDIATE ISSUE

CONTACTS:

For Investors:	For Media:
Michaela Pewarski	Beth Sidhu
(646) 429-1812	(202) 423-4414
IR@StagwellGlobal.com	beth.sidhu@stagwellglobal.com

STAGWELL INC. (NASDAQ: STGW) REPORTS RESULTS FOR THE
THREE AND SIX MONTHS ENDED JUNE 30, 2022

Delivers Double-Digit 2Q 2022 Revenue Growth; Reiterates guidance driven by global media performance and continued digital acceleration

•2Q GAAP Revenue grew 221.1% and 21.2% on a Pro Forma basis; YTD Pro Forma growth of 26.0%
•Pro-Forma Organic Net Revenue grew 16.0% in 2Q and 19.1% YTD
•Net Income of $24.5M in 2Q and Diluted EPS of $0.08 per share
•Net Income attributable to Stagwell of $10.5M in 2Q
•Adjusted EBITDA of $111.3M in 2Q representing a 20.0% margin on Net Revenue
•57% of 2Q Net Revenue came from high-growth digital services
•Reaffirming 2022 full-year organic net revenue growth outlook of 18%-22%

New York, NY, August 4, 2022 (NASDAQ: STGW) – Stagwell Inc. (“Stagwell”) today announced financial results for the three and six months ended June 30, 2022.

SECOND QUARTER AND YTD HIGHLIGHTS:

•Second quarter revenue of $672.9 million, an increase of 221.1% versus the prior year period; YTD revenue of $1,315.8 million, an increase of 236.7% versus the prior year period.
•Second quarter Pro Forma GAAP revenue growth of 21.2% versus the prior year period and 19.3% ex-Advocacy; YTD Pro Forma GAAP revenue growth of 26.0% versus the prior year period and 24.4% ex-Advocacy
•Second quarter net revenue of $556.3 million, an increase of 205.9% versus the prior period; YTD net revenue of $1,083.0 million, an increase of 218.6% versus the prior year period.
•Second quarter Pro Forma net revenue growth of 15.8% versus the prior year period and 14.6% ex-Advocacy; YTD Pro Forma net revenue growth of 19.1% versus the prior year period and 18.3% ex-Advocacy

•Second quarter Pro Forma organic net revenue growth of 16.0% versus the prior year period and 14.8% ex-Advocacy; YTD Pro Forma organic net revenue growth of 19.6% versus the prior year period and 18.8% ex-Advocacy.
•Second quarter net income of $24.5 million versus $18.7 million in the prior year period; YTD net income of $58.1 million versus $23.3 million in the prior year period.
•Second quarter net income attributable to Stagwell Inc. common shareholders of $10.5 million versus $17.3 million in the prior year period; YTD net income attributable to Stagwell Inc. common shareholders of $23.1 million versus $21.7 million in the prior year period.
•Second quarter adjusted EBITDA of $111.3 million, an increase of 187.5% versus the prior year period; YTD adjusted EBITDA of $212.7 million, an increase of 240.0% versus the prior year period.
•Pro Forma adjusted EBITDA growth of 13.0% versus the prior period and 11.4% ex-Advocacy; YTD adjusted EBITDA growth of 22.0% versus the prior period and 20.5% ex-Advocacy.
•Second quarter Adjusted EBITDA Margin of 20.0% of net revenue; YTD Adjusted EBITDA Margin of 19.6% of net revenue.
•Net New Business wins totaled $31 million in the quarter.

“Stagwell is executing exactly as we said we would, and doing so profitably. We delivered significant organic net revenue growth of 16% in the second quarter, which has the toughest comparisons of the year. Our high-growth digital capabilities expanded to 57% of net revenue and grew 28% organically versus the prior year period. Due to our unique mix of digital and creative capabilities, clients now recognize Stagwell as a serious alternative to legacy incumbents – and we are now a regular contender in many of the largest global pitches,” said Mark Penn, Chairman and Chief Executive Officer of Stagwell. “Our disciplined financial management and strong cost controls allow us to maintain leading margins, even while making smart investments in our corporate infrastructure to scale the network. We are optimistic about the back half of the year as our world-class advocacy businesses prepare for a record cycle of US political advertising spend and our year-over-year comparisons ease. We remain very confident in our full-year guidance of 18-22% organic net revenue growth and $450-$480 million of adjusted EBITDA.”

Frank Lanuto, Chief Financial Officer, commented: “The Company reported strong second quarter results with GAAP revenue of $673 million, net revenue of $556 million and Adjusted EBITDA of $111 million. Pro forma organic net revenue increased 16% over the prior period and Adjusted EBITDA margins remained strong at 20% of net revenue as we remain diligent around cost controls. Our balance sheet is in a good position and should benefit as we head into the seasonally strong back half of the year when we expect cash flow to increase significantly.”

Financial Outlook

2022 financial guidance is as follows:

•Pro Forma Organic Net Revenue growth of 18% – 22%

•Pro Forma Organic Net Revenue growth ex-Advocacy of 13% – 17%

•Adjusted EBITDA of $450 million - $480 million, excluding the contribution from 2022 acquisitions

•Pro Forma Free Cash Flow growth of approximately 30%

•Guidance assumes no impact from foreign exchange, acquisitions or dispositions.

* The Company has excluded a quantitative reconciliation with respect to the Company’s 2022 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See "Non-GAAP Financial Measures" below for additional information.

Conference Call
Management will host a video webcast and conference call on Thursday, August 4, 2022, at 8:30 a.m. (ET) to discuss results for Stagwell Inc. for the three and six months ended June 30, 2022. The video webcast will be accessible at https://bit.ly/STGWEarningsQ2. An investor presentation has been posted on our website at www.stagwellglobal.com and may be referred to during the conference call.

A recording of the conference call will be accessible one hour after the call and available for ninety days at www.stagwellglobal.com.

Stagwell Inc.
Stagwell is the challenger network built to transform marketing. We deliver scaled creative performance for the world's most ambitious brands, connecting culture-moving creativity with leading-edge technology to harmonize the art and science of marketing. Led by entrepreneurs, our 13,000+ specialists in 34+ countries are unified under a single purpose: to drive effectiveness and improve business results for their clients. Join us at www.stagwellglobal.com.

Basis of Presentation
The acquisition of MDC Partners (MDC) by Stagwell Marketing Group (SMG) was completed on August 2, 2021. The results of MDC are included within the Statements of Operations for the period beginning on the date of the acquisition through the end of the respective period presented and the results of SMG are included for the entirety of all periods presented.

Non-GAAP Financial Measures
In addition to its reported results, Stagwell Inc. has included in this earnings release certain financial results that the Securities and Exchange Commission (SEC) defines as "non-GAAP Financial Measures." Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. Such non-GAAP financial measures include the following:

Pro Forma Results: The Pro Forma amounts presented for each period were prepared by combining the historical standalone statements of operations for each of legacy MDC and SMG. The unaudited pro forma results are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or consolidated financial condition would have been had the combination actually occurred on the date indicated, nor do they purport to project the future consolidated results of operations or consolidated financial condition for any future period or as of any future date. The Company has excluded a quantitative reconciliation of adjusted Pro Forma EBITDA to net income under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K.

(1) Organic Revenue: “Organic revenue growth” and “organic revenue decline” refer to the positive or negative results, respectively, of subtracting both the foreign exchange and acquisition (disposition) components from total revenue growth. The acquisition (disposition) component is calculated by aggregating prior period revenue for any acquired businesses, less the prior period revenue of any businesses that were disposed of during the current period. The organic revenue growth (decline) component reflects the constant currency impact of (a) the change in revenue of the partner firms that the Company has held throughout each of the comparable periods presented, and (b) “non-GAAP acquisitions (dispositions), net”. Non-GAAP acquisitions (dispositions), net consists of (i) for acquisitions during the current year, the revenue effect from such acquisition as if the acquisition had been owned during the equivalent period in the prior year and (ii) for acquisitions during the previous year, the revenue effect from such acquisitions as if they had been owned during that entire year (or same period as the current reportable period), taking into account their respective pre-acquisition revenues for the applicable periods, and (iii) for dispositions, the revenue effect from such disposition as if they had been disposed of during the equivalent period in the prior year.
(2) Net New Business: Estimate of annualized revenue for new wins less annualized revenue for losses incurred in the period.
(3) Adjusted EBITDA: defined as Net income excluding non-operating income or expense to achieve operating income, plus depreciation and amortization, stock-based compensation, deferred acquisition consideration adjustments, and other items. Other items include restructuring costs, acquisition-related expenses, and non-recurring items.
(4) Free Cash Flow: defined as Adjusted EBITDA less capital expenditures, change in net working capital, cash taxes, interest, and distributions to minority interests, but excludes contingent M&A payments.
(5) Financial Guidance: The Company provides guidance on a non-GAAP basis as it cannot predict certain elements which are included in reported GAAP results.
Included in this earnings release are tables reconciling reported Stagwell Inc. results to arrive at certain of these non-GAAP financial measures.

This press release contains forward-looking statements. Statements in this press release that are not historical facts, including without limitation the information under the heading "Financial Outlook" and statements about the Company’s beliefs and expectations, earnings (loss) guidance, recent business and economic trends, potential acquisitions, and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. Words such as “estimates”, “expects”, “contemplates”, “will”, “anticipates”, “projects”, “plans”, “intends”, “believes”, “forecasts”, “may”, “should”, and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Some of the factors that could materially and adversely affect our business, financial condition, results of operations and cash flows include, but are not limited to, the following:
•risks associated with international, national and regional unfavorable economic conditions that could affect the Company or its clients;
•the continued impact of the coronavirus pandemic (“COVID-19”), and evolving strains of COVID-19 on the economy and demand for the Company’s services, which may precipitate or exacerbate other risks and uncertainties;
•an inability to realize expected benefits of the combination of the Company’s business with the business of MDC (the “Business Combination” and, together with the related transactions, the “Transactions”);
•adverse tax consequences in connection with the Transactions for the Company, its operations and its shareholders, that may differ from the expectations of the Company, including that future changes in tax law, potential increases to corporate tax rates in the United States and disagreements with the tax authorities on the Company’s determination of value and computations of its attributes may result in increased tax costs;
•the occurrence of material Canadian federal income tax (including material “emigration tax”) as a result of the Transactions;
•the Company’s ability to attract new clients and retain existing clients;
•the impact of a reduction in client spending and changes in client advertising, marketing and corporate communications requirements;
•financial failure of the Company’s clients;
•the Company’s ability to retain and attract key employees;
•the Company’s ability to compete in the markets in which it operates;
•the Company’s ability to achieve its cost saving initiatives;
•the Company’s implementation of strategic initiatives;
•the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to redeemable noncontrolling interests and deferred acquisition consideration;
•the Company’s ability to manage its growth effectively, including the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;
•the Company’s material weaknesses in internal control over financial reporting and its ability to establish and maintain an effective system of internal control over financial reporting;
•the Company’s ability to protect client data from security incidents or cyberattacks;
•economic disruptions resulting from war and other geopolitical tensions (such as the ongoing military conflict between Russia and Ukraine), terrorist activities and natural disasters;
•stock price volatility; and
•foreign currency fluctuations.

Investors should carefully consider these risk factors, other risk factors described herein, and the additional risk factors outlined in more detail in our 2021 Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022, and accessible on the SEC’s website at www.sec.gov, under the caption “Risk Factors,” and in the Company’s other SEC filings.

SCHEDULE 1
STAGWELL INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$672,913	$209,560	$1,315,816	$390,802
Operating Expenses
Cost of services	424,661	122,074	836,631	234,073
Office and general expenses	165,423	52,674	309,935	104,952
Depreciation and amortization	32,231	10,381	63,435	21,331
Impairment and other losses	2,266	—	2,823	—
	624,581	185,129	1,212,824	360,356
Operating Income	48,332	24,431	102,992	30,446
Other income (expenses):
Interest expense, net	(18,151)	(1,935)	(36,880)	(3,286)
Foreign exchange, net	70	(385)	(236)	(1,062)
Other, net	(121)	(101)	35	1,184
	(18,202)	(2,421)	(37,081)	(3,164)
Income before income taxes and equity in earnings of non-consolidated affiliates	30,130	22,010	65,911	27,282
Income tax expense	5,421	3,348	8,610	4,021
Income before equity in earnings of non-consolidated affiliates	24,709	18,662	57,301	23,261
Equity in income (loss) of non-consolidated affiliates	(190)	(3)	840	1
Net income	24,519	18,659	58,141	23,262
Net income attributable to noncontrolling and redeemable noncontrolling interests	(14,056)	(1,314)	(35,003)	(1,552)
Net income attributable to Stagwell Inc. common shareholders	$10,463	$17,345	$23,138	$21,710
Income Per Common Share:
Basic
Net income attributable to Stagwell Inc. common shareholders	$0.08	N/A	$0.19	N/A
Diluted
Net income attributable to Stagwell Inc. common shareholders	$0.08	N/A	$0.18	N/A
Weighted Average Number of Common Shares Outstanding:
Basic	126,425	N/A	124,367	N/A
Diluted	296,414	N/A	298,843	N/A

SCHEDULE 2
STAGWELL INC.
UNAUDITED PRO FORMA COMPONENTS OF NET REVENUE CHANGE
(amounts in thousands)

		Net Revenue - Components of Change					Change
	Three Months Ended June 30, 2021	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Three Months Ended June 30, 2022	Organic	Total

Integrated Agencies Network	$289,065	$(2,597)	$1,370	$27,004	$25,777	$314,842	9.3%	8.9%
Media Network	129,195	(3,633)	10,010	36,303	42,680	171875	28.1%	33.0%
Communications Network	52,328	(292)	302	14,582	14,592	66920	27.9%	27.9%
All Other	9,623	(96)	(5,694)	(1,154)	(6,944)	2,679	(12.0)%	(72.2)%
	$480,211	$(6,618)	$5,988	$76,735	$76,105	$556,316	16.0%	15.8%

		Net Revenue - Components of Change					Change
	Six Months Ended June 30, 2021	Foreign Currency	Net Acquisitions (Divestitures)	Organic	Total Change	Six Months Ended June 30, 2022	Organic	Total

Integrated Agencies Network	$543,371	$(3,718)	$1,370	$79,413	$77,065	$620,436	14.6%	14.2%
Media Network	250,277	(4,879)	14,217	67,741	77,079	327356	27.1%	30.8%
Communications Network	99,859	(388)	302	29,599	29,513	129372	29.6%	29.6%
All Other	15,485	(107)	(10,950)	1,361	(9,696)	5,789	8.8%	(62.6)%
	$908,992	$(9,092)	$4,939	$178,114	$173,961	$1,082,953	19.6%	19.1%

Note: Due to changes in the Company’s internal management and reporting structure in the second quarter of 2022, reportable segment results for periods presented prior to the second quarter of 2022 have been recast to reflect the reclassification of certain reporting units (brands) between operating segments.

SCHEDULE 3
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended June 30, 2022

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$314,842	$171,875	$66,920	$2,679	$—	$556,316
Billable costs	63,326	22,421	30,850	—	—	116,597
Revenue	378,168	194,296	97,770	2,679	—	672,913

Billable costs	63,326	22,421	30,850	—	—	116,597
Staff costs	195,942	102,285	42,014	2,664	6,563	349,468
Administrative costs	31,465	24,001	7,520	493	2,870	66,349
Unbillable and other costs, net	17,128	11,890	155	7	—	29,180
Adjusted EBITDA (1)	70,307	33,699	17,231	(485)	(9,433)	111,319

Stock-based compensation	4,663	4,969	649	—	2,850	13,131
Depreciation and amortization	18,010	8,643	2,524	750	2,304	32,231
Deferred acquisition consideration	6,181	3,773	3,518	—	—	13,472
Impairment and other losses	784	—	—	1,482	—	2,266
Other items, net (1)	751	1,449	44	22	(379)	1,887
Operating income (loss)	$39,918	$14,865	$10,496	$(2,739)	$(14,208)	$48,332

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Due to changes in the Company’s internal management and reporting structure in the second quarter of 2022, reportable segment results for periods presented prior to the second quarter of 2022 have been recast to reflect the reclassification of certain reporting units (brands) between operating segments.

SCHEDULE 4
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Six Months Ended June 30, 2022

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$620,436	$327,356	$129,372	$5,789	$—	$1,082,953
Billable costs	108,203	64,727	59,933	—	—	232,863
Revenue	728,639	392,083	189,305	5,789	—	1,315,816

Billable costs	108,203	64,727	59,933	—	—	232,863
Staff costs	389,242	198,308	81,637	5,200	15,719	690,106
Administrative costs	57,297	41,042	14,364	1,188	8,752	122,643
Unbillable and other costs, net	34,201	23,059	203	10	—	57,473
Adjusted EBITDA (1)	139,696	64,947	33,168	(609)	(24,471)	212,731

Stock-based compensation	9,736	6,229	406	8	4,773	21,152
Depreciation and amortization	36,890	16,839	5,064	1,251	3,391	63,435
Deferred acquisition consideration	4,856	5,905	4,608	—	—	15,369
Impairment and other losses	784	557	—	1,482	—	2,823
Other items, net (1)	1,515	2,510	116	22	2,797	6,960
Operating income (loss)	$85,915	$32,907	$22,974	$(3,372)	$(35,432)	$102,992

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Due to changes in the Company’s internal management and reporting structure in the second quarter of 2022, reportable segment results for periods presented prior to the second quarter of 2022 have been recast to reflect the reclassification of certain reporting units (brands) between operating segments.

SCHEDULE 5
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Three Months Ended June 30, 2021

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$289,065	$129,195	$52,328	$9,623	$—	$480,211
Billable costs	41,397	12,693	20,857	7	—	74,954
Revenue	330,462	141,888	73,185	9,630	—	555,165

Billable costs	41,397	12,693	20,857	7	—	74,954
Staff costs	178,093	86,377	33,478	5,093	9,527	312,568
Administrative costs	26,050	19,044	4,855	2,902	866	53,717
Unbillable and other costs, net	9,504	4,870	(560)	1,708	(132)	15,390
Adjusted EBITDA (1)	75,418	18,904	14,555	(80)	(10,261)	98,536

Stock-based compensation	6,132	71	181	—	554	6,938
Depreciation and amortization	7,200	7,430	1,587	499	1,669	18,385
Deferred acquisition consideration	7,529	75	106	—	—	7,710
Impairment and other losses	1	—	—	(1)	—	—
Other items, net (1)	1,924	1,935	259	—	4,310	8,428
Operating income (loss)	$52,632	$9,393	$12,422	$(578)	$(16,794)	$57,075

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Due to changes in the Company’s internal management and reporting structure in the second quarter of 2022, reportable segment results for periods presented prior to the second quarter of 2022 have been recast to reflect the reclassification of certain reporting units (brands) between operating segments.

SCHEDULE 6
STAGWELL INC.
UNAUDITED PRO FORMA SEGMENT OPERATING RESULTS
(amounts in thousands)

For the Six Months Ended June 30, 2021

	Integrated Agencies Network	Media Network	Communications Network	All Other	Corporate	Total
Net Revenue	$543,371	$250,277	$99,859	$15,485	$—	$908,992
Billable costs	73,257	23,972	37,764	7	—	135,000
Revenue	616,628	274,249	137,623	15,492	—	1,043,992

Billable costs	73,257	23,972	37,764	7	—	135,000
Staff costs	333,401	166,977	66,189	10,346	16,821	593,734
Administrative costs	50,123	36,649	9,693	6,746	2,410	105,621
Unbillable and other costs, net	22,504	13,088	(656)	386	13	35,335
Adjusted EBITDA (1)	137,343	33,563	24,633	(1,993)	(19,244)	174,302

Stock-based compensation	3,454	95	242	—	1,184	4,975
Depreciation and amortization	14,329	14,878	3,413	1,521	3,371	37,512
Deferred acquisition consideration	23,417	102	(188)	—	—	23,331
Impairment and other losses	875	—	—	—	—	875
Other items, net (1)	4,057	3,364	317	—	9,115	16,853
Operating income (loss)	$91,211	$15,124	$20,849	$(3,514)	$(32,914)	$90,756

(1) See Non-GAAP Financial Measures section above for the definition of Adjusted EBITDA, Other items, net and Pro Forma adjusted EBITDA.

Note: Due to changes in the Company’s internal management and reporting structure in the second quarter of 2022, reportable segment results for periods presented prior to the second quarter of 2022 have been recast to reflect the reclassification of certain reporting units (brands) between operating segments.

SCHEDULE 7
STAGWELL INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	June 30, 2022	December 31, 2021

ASSETS
Current Assets
Cash and cash equivalents	$93,402	$184,009
Accounts receivable, net	782,927	696,937
Expenditures billable to clients	43,583	63,065
Other current assets	73,251	61,830
Total Current Assets	993,163	1,005,841
Fixed assets, net	123,662	118,603
Right-of-use lease assets - operating leases	299,553	311,654
Goodwill	1,668,892	1,652,723
Other intangible assets, net	904,812	937,695
Other assets	34,936	29,064
Total Assets	$4,025,018	$4,055,580
LIABILITIES, RNCI, AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$254,650	$271,769
Accrued media	195,939	237,794
Accruals and other liabilities	222,699	272,533
Advance billings	316,654	361,885
Current portion of lease liabilities - operating leases	68,785	72,255
Current portion of deferred acquisition consideration	76,661	77,946
Total Current Liabilities	1,135,388	1,294,182
Long-term debt	1,381,560	1,191,601
Long-term portion of deferred acquisition consideration	119,853	144,423
Long-term lease liabilities - operating leases	327,677	342,730
Deferred tax liabilities, net	80,311	103,093
Other liabilities	73,148	57,147
Total Liabilities	3,117,937	3,133,176
Redeemable Noncontrolling Interests	49,697	43,364
Commitments, Contingencies and Guarantees
Shareholders' Equity:
Common shares - Class A & B	135	118
Common shares - Class C	2	2
Paid-in capital	368,345	382,893
Retained earnings (loss)	10,268	(6,982)
Accumulated other comprehensive loss	(34,451)	(5,278)
Stagwell Inc. Shareholders' Equity	344,299	370,753
Noncontrolling interests	513,085	508,287
Total Shareholders' Equity	857,384	879,040
Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity	$4,025,018	$4,055,580

SCHEDULE 8
STAGWELL INC.
UNAUDITED SUMMARY CASH FLOW DATA
(amounts in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$58,141	$23,261
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Stock-based compensation	21,152	—
Depreciation and amortization	63,435	21,331
Impairment and other losses	2,823	—
Provision for bad debt expense	1,641	381
Deferred income taxes	(1,325)	138
Adjustment to deferred acquisition consideration	15,390	2,359
Transaction costs contributed by Stagwell Media LP	—	5,042
Other	(6,059)	952
Changes in working capital:
Accounts receivable	(78,342)	28,960
Expenditures billable to clients	20,386	(4,752)
Other assets	(8,555)	(676)
Accounts payable	(33,228)	(40,344)
Accrued expenses and other liabilities	(109,232)	(1,037)
Advance billings	(46,391)	3,603
Deferred acquisition related payments	(7,107)	—
Net cash (used in) provided by operating activities	(107,271)	39,218
Cash flows from investing activities:
Capital expenditures	(14,467)	(7,288)
Current period acquisitions, net of cash acquired	(38,326)	—
Other	(2,144)	—
Net cash used in investing activities	(54,937)	(7,288)
Cash flows from financing activities:
Repayment of borrowings under revolving credit facility	(473,000)	(25,496)
Proceeds from borrowings under revolving credit facility	660,500	10,000
Shares acquired and cancelled	(14,926)	—
Distributions to noncontrolling interests and other	(36,498)	—
Payment of deferred consideration	(52,431)	—
Purchase of noncontrolling interest	(3,600)	—
Distributions	—	(37,214)
Repurchase of Common Stock	(14,839)	—
Net cash provided by (used in) financing activities	65,206	(52,710)
Effect of exchange rate changes on cash and cash equivalents	6,395	1,773
Net decrease in cash and cash equivalents	(90,607)	(19,007)
Cash and cash equivalents at beginning of period	184,009	92,457
Cash and cash equivalents at end of period	$93,402	$73,450